Ex-99J


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the incorporation by reference of our report dated January 28, 2005 in this Registration Statement (Form N-1A No. 33-21722 and 811-5550) of The Alger American Fund.







                                                     /s/ Ernst & Young LLP
                                                     ---------------------
                                                         ERNST & YOUNG LLP




New York, New York
April 6, 2005